Exhibit 99.1

AMARIN ANNOUNCES PRELIMINARY 2025 FINANCIAL HIGHLIGHTS AND OPERATIONAL ACCOMPLISHMENTS, INCLUDING ACHIEVING POSITIVE CASH FLOW; COMPANY WELL POSITIONED TO CAPTURE GLOBAL GROWTH OPPORTUNITIES

U.S. IPE Market Leadership Sustained; $70M Restructuring OPEX Savings on Pace for Mid-2026; Completed Transition to Fully Partnered Model Across All International Markets

DUBLIN, Ireland and BRIDGEWATER, N.J., January 8, 2026 – Amarin Corporation plc (NASDAQ:AMRN), a company advancing the science of cardiovascular therapeutics worldwide, today announced select preliminary unaudited 2025 financial highlights, provided a summary of key 2025 operational accomplishments, and outlined 2026 priorities in advance of business development and investor meetings in San Francisco during the week of January 12, 2026.

Creating a New Operating Paradigm from a Position of Strength

“Our preliminary results for the fourth quarter and full year 2025 represent an inflection point in the evolution of Amarin,” said Aaron Berg, Chief Executive Officer.

“We are executing our measured and strategic approach to transforming our business and unleashing its significant untapped potential. With the exclusive, long-term partnership with Recordati S.p.A. to commercialize VAZKEPA® (icosapent ethyl) across 59 countries focused on Europe and subsequent further meaningful reduction in our operating expenses, in the fourth quarter of 2025 we achieved positive cash flow – a milestone reached earlier than previously forecasted. We believe we are on track for sustainable positive annual cash flow in 2026, driven by continued efficient revenue generation across all markets, a full year of cost savings from our restructuring plan, and the fact that the majority of the expenses associated with that plan were incurred in 2025. We have a robust cash position and debt-free balance sheet and are actively pursuing additional ways to unlock shareholder value.”

2025 Select Unaudited Financial Highlights

Balance Sheet

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Year-end 2025 cash balance of $303 million, an increase of $16 million from $287 million in Q3 2025.
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Positive cash flow in Q4 2025 achieved ahead of prior expectation of 2026.
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No debt.

Income Statement

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Q4 2025 net revenue expected to range between $48 - $53 million and FY 2025 net revenue expected to range between $212 - $217 million.
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Realized approximately 50% of the $70 million in estimated OPEX savings related to the 2025 restructuring; on track to realize the full estimated savings benefit by June 30, 2026, resulting in a significantly lower operating cost structure going forward.
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Expected restructuring costs to range from $37 - $40 million, up from the prior estimate of $30 - $37 million.

2025 Key Accomplishments

United States

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Sustained VASCEPA’s market leadership across all available IPE products (brand and generic) with year-end 2025 share greater than 50% of IPE prescriptions.
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Maintained all major managed care exclusives throughout 2025 and successfully regained exclusive status mid-year with a large national pharmacy benefit manager.

Europe

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Entered into an exclusive long-term license and supply agreement with Recordati to commercialize VAZKEPA in 59 countries, focused on Europe.
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Maintained in-market product demand growth across all commercialized European markets during the transition.
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As planned, Recordati is now fully managing European commercialization and promotion in a substantial majority of launched countries.
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Secured pricing and reimbursement in two new countries: Austria and Slovenia.
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Established regional access for more than 90% of eligible patients in Italy, thereby enabling Recordati to drive future growth.

ROW

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Realized increased year-over-year demand in all markets in which the Company’s in-country partners have launched.
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Secured two new regulatory approvals: South Korea and Singapore.

Scientific Advancement

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Continued to advance scientific publications:
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Presented >10 new abstracts/posters at leading industry conferences globally.
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Published >20 new manuscripts in peer-reviewed journals.

2026 Outlook - Addressing Near-Term Priorities and Long-Term Opportunities

Mr. Berg continued, “In 2025, we refined our strategy and established a fully partnered business model ex-U.S., and we now believe that we are in the best position in recent memory to capitalize on the opportunities presented by our VASCEPA/VAZKEPA franchise in 2026 and beyond.

VASCEPA/VAZKEPA has already been prescribed more than 25 million times to millions of patients globally, as part of the effort to reduce cardiovascular disease as a leading cause of death. With approvals for cardiovascular risk reduction in over 50 countries and IP protection to 2039 in Europe, Amarin is well positioned for future long-term growth. We now operate in collaboration with seven experienced and well-established partners who have access to close to 100 markets and possess regional and in-country economies of scale, robust infrastructure and extensive commercial experience. Through this asset-light commercialization strategy, we are now delivering VASCEPA in a more focused, effective, and efficient manner to an expanded international patient population.”

Mr. Berg continued, ”In 2026, our focus will be multi-pronged and multi-national and includes competing to maintain our IPE leadership in the United States and expanding our therapeutic reach across Europe and other partnered international markets, as well as realizing the full operational improvements from our restructuring initiatives. Additionally, we remain actively engaged with our exclusive financial advisor to identify future value-creating strategic opportunities that capitalize on all our strengths.

I am grateful for the commitment, collaboration, and accountability demonstrated by the Amarin team as we continue to deliver on our promise to create a globally diverse and financially disciplined organization.”

Business and Investor Meetings January 12-15, 2026

Members of Amarin’s management team will conduct business development and investor/analyst meetings surrounding the J.P. Morgan Healthcare Conference, to be held January 12-15, 2026, in San Francisco, CA. For business development meetings, please contact Eric Boothe at eric.boothe@amarincorp.com. For investor/analyst meetings, please contact Amarin investor relations at Investor.relations@amarincorp.com.

About Amarin

Amarin is a global pharmaceutical company committed to reducing the cardiovascular disease (CVD) burden for patients and communities and to advancing the science of cardiovascular care around the world. We own and support a global branded product approved by multiple regulatory authorities based on a track record of proven efficacy and safety and backed by robust clinical trial evidence. Our commercialization model includes a direct sales approach in the U.S. and an indirect distribution strategy internationally, through a syndicate of reputable and well-established partners with significant geographic expertise, covering close to 100 markets worldwide. Our success is driven by a dedicated, talented, and highly skilled team of experts passionate about the fight against the world’s leading cause of death, CV.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in the United Kingdom (applying to England, Scotland, Wales, and Northern Ireland). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States Indications and Limitation of Use

VASCEPA is indicated:

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As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and established cardiovascular disease or diabetes mellitus and two or more additional risk factors for cardiovascular disease.
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As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

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VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
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VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
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It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
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VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
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Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
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Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
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Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
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Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2025 and the potential impact and outlook for achievements in 2026 and beyond; Amarin’s 2025 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin.

All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending September 30, 2025 and annual report on Form 10-K for the fiscal year ended 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts.

Amarin Contact Information

Media Inquiries:

Tegan Berry

Amarin Corporation plc

PR@amarincorp.com

Investor Inquiries:

Bob Burrows

Western Avenue Advisers LLC

bob.burrows.ext@amarincorp.com

Investor.relations@amarincorp.com